Exhibit 99.1

Innovative Industrial Properties Reports Fourth Quarter and Full-Year 2017 Results

SAN DIEGO, CA – March 28, 2018 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the “Company”) announced today results for the fourth quarter and year ended December 31, 2017, the fourth full quarter since the Company commenced real estate operations and completed its initial public offering in December 2016.

Fourth Quarter 2017 Highlights

Financial Results and Financing Activity

•	The Company generated total revenues of approximately $2.3 million in the quarter.
•	The Company recorded net income of approximately $284,000 for the quarter, or $0.07 per diluted share, and adjusted fund from operations (“AFFO”) of approximately $817,000, or $0.23 per diluted share.
•	The Company paid its third consecutive quarterly dividend of $0.25 per share on January 16, 2018 to stockholders of record as of December 29, 2017, representing a 67% increase over the Company’s third quarter 2017 dividend.
•	The Company completed an underwritten public offering of 600,000 shares of 9.0% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), raising $14.0 million in net proceeds, and paid the initial quarterly dividend of $0.5375 per share on January 16, 2018 to stockholders of record as of December 29, 2017.
•	Subsequent to the end of the quarter, the Company completed an underwritten public offering of 3,220,000 shares of common stock, including the exercise in full of the underwriters’ option to purchase an additional 420,000 shares, resulting in net proceeds of approximately $79.3 million.

Acquisition Activity

•	The Company acquired a medical-use cannabis cultivation and processing facility in a sale-leaseback transaction with a subsidiary of The Pharm, LLC (“The Pharm”) in Arizona for total consideration of $18.0 million, comprising a purchase price of $15.0 million and a $3.0 million tenant improvement allowance available for additional improvements at the property.
•	The Company acquired two medical-use cannabis cultivation and processing facilities in sale-leaseback transactions with subsidiaries of Vireo Health, LLC (“Vireo”) in New York and Minnesota for an aggregate consideration of $8.4 million, which includes a $1.0 million tenant improvement allowance available in each transaction for additional improvements at each property.

Portfolio Update, Acquisition Activity and Pipeline

Portfolio Update

As of December 31, 2017, the Company owned five properties located in New York, Maryland, Arizona and Minnesota, totaling approximately 617,000 rentable square feet, which were 100% leased with a weighted-average remaining lease term of approximately 14.7 years. As of December 31, 2017, the Company had invested $68.3 million in the aggregate (excluding transaction costs) and had committed an additional $5.0 million to reimburse certain tenants for tenant improvements at the Company’s properties. The Company’s average initial yield on invested capital is approximately 15.8% for these five properties, calculated as the sum of the initial base rents, supplemental rent (with respect to the lease with PharmaCann LLC at one of the Company’s New York properties (the “PharmaCann NY Property”)) and property management fees, after the expiration of the base rent abatement period (with respect to the lease with a subsidiary of The Pharm at the Company’s Arizona property), divided by the Company’s aggregate investment in these properties (excluding transaction costs and including aggregate potential tenant reimbursements of $5.0 million).

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Acquisition Activity

On October 23, 2017, the Company acquired a property in New York for approximately $3.4 million (excluding transaction costs) in a sale-leaseback transaction, comprising approximately 40,000 square feet of industrial and greenhouse space. Upon the closing, the Company entered into a triple-net lease for the entire property with a subsidiary of Vireo to operate a medical-use cannabis cultivation and processing facility. The tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property, and the lease provides that the Company will fund up to $1.0 million as reimbursement for future tenant improvements at the property. The initial annualized base rent for the property is $660,000, or 15% of the sum of the purchase price and the tenant improvement allowance made available for the property, and subject to annual increases at a rate of 3.5%. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial lease term is 15 years, with two options to extend the term of the lease for two additional five-year periods.

On November 8, 2017, the Company acquired a property in Minnesota for approximately $3.0 million (excluding transaction costs), comprising approximately 20,000 square feet of industrial and greenhouse space. Upon the closing, the Company entered into a triple-net lease for the entire property with another subsidiary of Vireo to operate a medical-use cannabis cultivation and processing facility. The tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property, and the lease provides that the Company will fund up to $1.0 million as reimbursement for future tenant improvements at the property. The initial annual base rent for the property is $600,000, or 15% of the sum of the purchase price and the tenant improvement allowance made available for the property, and subject to annual increases at a rate of 3.5%. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial lease term is 15 years, with two options to extend the term of the lease for two additional five-year periods.

On December 15, 2017, the Company acquired a property in Arizona for approximately $15.0 million (excluding transaction costs) in a sale-leaseback transaction, comprising approximately 358,000 square feet of industrial and greenhouse space. Upon the closing, the Company entered into a triple-net lease for the entire property with a subsidiary of The Pharm for continued use as a medical cannabis cultivation and processing facility. The tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the property, and the lease provides that the Company will fund up to $3.0 million as reimbursement for future tenant improvements at the property. The initial annualized base rent under the lease is $2,520,000, payable monthly, which is equal to 14% of the sum of the purchase price for the property ($15.0 million) and the tenant improvement allowance ($3.0 million), and subject to annual increases of 3.25% during the lease term. The base rent on $5.0 million of the purchase price ($58,333.33 per month) will be abated until March 31, 2018, and the base rent attributable to the tenant improvement allowance ($35,000.00 per month) was abated until March 14, 2018. The Company also receives a property management fee under the lease equal to 1.5% of the then-current base rent throughout the term. The initial lease term is 15 years, with two options to extend the term of the lease for two additional five-year periods.

Pipeline

Subsequent to the end of the quarter, the Company executed agreements to purchase two properties for a total investment of $10.5 million. In addition, the Company executed two non-binding letters of intent for two properties representing a total expected additional investment by the Company of approximately $25 million to $30 million, with the final investment determined based on the Company’s review and approval of future tenant improvements at each property.

As of March 28, 2018, the Company had identified and was in various stages of reviewing approximately $100 million of additional potential properties for acquisition, which amount is estimated based on sellers’ asking prices for the properties, ongoing negotiations with sellers, the Company’s assessment of the values of such properties after taking into account the current and expected lease revenue, operating history, age and condition of the property, and other relevant factors. The transactions for which the Company has executed agreements are subject to the Company’s continuing diligence and customary closing conditions, and the Company cannot provide assurances that it will complete the purchase of these properties or the other properties in the Company’s pipeline on the terms described herein, or at all.

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Financing Activity

On October 19, 2017, the Company completed an underwritten public offering of 600,000 shares of Series A Preferred Stock at a price to the public of $25.00 per share, resulting in net proceeds of approximately $14.0 million, after deducting the underwriters’ discounts and commissions and offering expenses.  Dividends on the Series A Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year, with the first dividend paid on January 16, 2018. The Series A Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up.  The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. Generally, the Company is not permitted to redeem the Series A Preferred Stock prior to October 19, 2022, except in limited circumstances relating to the Company’s ability to qualify as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary for the Series A Preferred Stock).

Subsequent to the end of the quarter, on January 22, 2018, the Company completed an underwritten public offering of 3,220,000 shares of common stock, including the exercise in full of the underwriters’ option to purchase an additional 420,000 shares, resulting in net proceeds of approximately $79.3 million, after deducting the underwriters’ discounts and commissions and offering expenses. The Company expects to use the net proceeds to invest in specialized industrial real estate assets that support the regulated medical-use cannabis cultivation and processing industry and for general corporate purposes.

Financial Results

The Company generated total revenues of approximately $2.3 million for the three months ended December 31, 2017, and total revenues of approximately $6.4 million for the year ended December 31, 2017. The Company began real estate operations after closing its initial public offering and purchasing the PharmaCann NY Property in December 2016.

For the three months ended December 31, 2017, the Company recorded net income and net income per diluted share of approximately $284,000 and $0.07, respectively; funds from operations (“FFO”) and FFO per diluted share of approximately $646,000 and $0.18, respectively; and AFFO and AFFO per diluted share of approximately $817,000 and $0.23, respectively.

For the year ended December 31, 2017, the Company recorded a net loss and net loss per basic and diluted share of ($395,000) and ($0.13), respectively; FFO and FFO per diluted share of $520,000 and $0.15, respectively; and AFFO and AFFO per diluted share of approximately $2.4 million and $0.67, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Thursday, March 29, 2018 to discuss the Company’s financial results and operations for the fourth quarter and year ended December 31, 2017.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of the Company’s website at www.innovativeindustrialproperties.com, or live by calling 1-866-807-9684 (domestic) or 1-412-317-5415 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on the Company’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, March 29, 2018 until 12:00 p.m. Pacific Time on Thursday, April 5, 2018, by calling 1-877-344-7529 (domestic), 1-855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 10117771.

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About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. intends to elect to be taxed as a real estate investment trust. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

Assets	December 31, 2017	December 31, 2016
Real estate, at cost:
Land	$11,514	$7,600
Buildings and improvements	51,315	22,475
Tenant improvements	5,901	—
Total real estate, at cost	68,730	30,075
Less accumulated depreciation	(942)	(27)
Net real estate held for investment	67,788	30,048
Cash and cash equivalents	11,758	33,003
Prepaid insurance and other assets, net	482	276
Total assets	$80,028	$63,327

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$1,082	$70
Dividends payable	1,198	—
Offering cost liability	41	276
Rent received in advance and tenant security deposits	4,158	2,542
Total liabilities	6,479	2,888

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares and no shares issued and outstanding at December 31, 2017 and 2016, respectively	14,009	—
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 3,501,147 shares and no shares issued and outstanding at December 31, 2017 and 2016, respectively	4	—
Class A common stock, par value $0.001 per share, no shares and 49,000,000 shares authorized, and no shares and 3,416,508 shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	3
Class B common stock, par value $0.001 per share, no shares and 1,000,000 shares authorized and no shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	—
Additional paid-in-capital	64,000	64,828
Accumulated deficit	(4,464)	(4,392)
Total stockholders’ equity	73,549	60,439
Total liabilities and stockholders’ equity	$80,028	$63,327

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Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

As a result of the timing of our formation, initial public offering and commencement of active real estate operations, comparative operating results with prior periods are not relevant to a discussion of operations for the fourth quarter and year ended December 31, 2017.

	Quarter Ended December 31, 2017	Year Ended December 31, 2017

Revenues:
Rental	$2,228	$6,302
Tenant reimbursements	54	118
Total revenues	2,282	6,420

Expenses:
Property expenses	54	118
General and administrative expense	1,293	5,497
Severance	—	113
Depreciation expense	362	915
Total expenses	1,709	6,643
Income / (loss) from operations	573	(223)
Interest income	34	151
Net income / (loss)	607	(72)
Preferred stock dividend	323	323
Net income / (loss) attributable to common stockholders	$284	$(395)
Net income / (loss) attributable to common stockholders per share:
Basic	$0.08	$(0.13)
Diluted	$0.07	$(0.13)
Weighted average shares outstanding:
Basic	3,393,017	3,375,284
Diluted	3,501,147	3,375,284
Dividends declared per common share	$0.25	$0.55

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Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

(In thousands, except share and per share amounts)

(Unaudited)

The table below is a reconciliation of net income (loss) to FFO and AFFO for the fourth quarter and year ended December 31, 2017. As a result of the timing of our formation, initial public offering and commencement of active real estate operations, comparative operating results with prior periods are not relevant to a discussion of FFO and AFFO for the fourth quarter and year ended December 31, 2017.

	Quarter Ended December 31, 2017	Year Ended December 31, 2017
Net income / (loss) attributable to common stockholders	$284	$(395)
Real estate depreciation	362	915
FFO	$646	$520
Stock-based compensation	171	1,719
Severance	—	113
AFFO	$817	$2,352
FFO per common share – basic	$0.19	$0.15
FFO per common share – diluted	$0.18	$0.15
AFFO per common share – basic	$0.24	$0.70
AFFO per common share – diluted	$0.23	$0.67
Weighted-average common shares outstanding – basic	3,393,017	3,375,284
Weighted-average common shares outstanding – diluted	3,501,147	3,507,145

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.”

Management believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be important supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. The Company calculates AFFO by adding to FFO certain non-cash and non-recurring expenses, consisting of non-cash stock-based compensation expense and severance expense.

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The Company’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of the Company’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

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